                                  SCHEDULE 14C
                                 (RULE 14C-101)

                 INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Check the appropriate box:

[   ]  Preliminary Information Statement     [   ]Confidential,
                                             for Use of the
                                             Commission Only (as
                                             permitted by Rule
                                             14c-5(d)(2))

[X]  Definitive Information Statement

                            FAIR GROUNDS CORPORATION
--------------------------------------------------------------------------------
                  (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[  ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number,or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                            FAIR GROUNDS CORPORATION
                            1751 Gentilly Boulevard
                          New Orleans, Louisiana 70119


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To the Shareholders of Fair Grounds Corporation:


            Please take notice that the 1999 annual meeting of shareholders of Fair Grounds Corporation (the "Company") will be held on Tuesday, March 23, 1999, at 2:00 p.m., Central Time, at the Fair Grounds Race Course, 1751 Gentilly Boulevard, New Orleans, Louisiana, for the following purposes:

            1. To elect seven directors;

            2. To consider and vote upon a proposal to ratify the action of the Board of Directors in selecting Rebowe & Company, CPAs (a professional corporation) to serve as independent accountants to audit the financial statements of the Company for the fiscal year ending October 31, 1999; and

            3. To transact such other business as may properly come before the meeting.

            The Board of Directors has fixed the close of business on February 24, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and at any adjournment thereof. A list of such shareholders will be available for inspection at the time and place of the meeting.

            All shareholders are cordially invited to attend the meeting at which sandwiches and refreshments will be served.


                                             By Order of the Board of Directors



                                             JoAn B. Stewart
                                             Secretary



March 2, 1999

                            FAIR GROUNDS CORPORATION
                            1751 Gentilly Boulevard
                          New Orleans, Louisiana 70119


                             INFORMATION STATEMENT


            This Information Statement is furnished to the shareholders of Fair Grounds Corporation (the "Company") in connection with the 1999 annual meeting of shareholders which is to be held on Tuesday, March 23, 1999, at 2:00 p.m., Central Time, at the Fair Grounds Race Course, 1751 Gentilly Boulevard, New Orleans, Louisiana. This Information Statement and the Company's 1998 Annual Report to Shareholders are being first sent or given to shareholders on or about March 2, 1999.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

            At the annual meeting, the Company's shareholders will consider and vote upon (i) the election of seven directors to serve until the next annual meeting of shareholders and until their respective successors are duly elected and qualified and (ii) a proposal to ratify the action of the Board of Directors in selecting Rebowe & Company, CPAs (a professional corporation) to serve as independent accountants to audit the financial statements of the Company for the fiscal year ending October 31, 1999.

            WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                             NOT TO SEND US A PROXY

VOTING SECURITIES AND VOTING RIGHTS; RECORD DATE

            Common shares, without par value, are the only voting securities of the Company. Holders of record of common shares outstanding at the close of business on February 24, 1999 will be entitled to one vote for each common share held of record on such date upon each matter presented to the shareholders to be voted upon at the annual meeting. At the close of business on February 24, 1999, the Company had outstanding 468,580 common shares. The presence, in person or by proxy, of a majority of the common shares of the Company outstanding on the record date will constitute a quorum for the transaction of business at the annual meeting. Pursuant to the Company's Bylaws the affirmative vote of the holders of a majority of the common shares which are present in person or by proxy at the annual meeting is required to elect directors and to ratify the selection of auditors. Any proxies sent to the Company which are marked to "withhold authority" for the election of any one or more nominees for election as directors and any proxies sent to the Company which are marked "abstain" with respect to the ratification of the Company's selection of independent accountants will be counted for the purpose of determining the number of common shares represented at the meeting, but will have the same effect as a negative vote for the purpose of determining whether the requisite vote has been obtained with respect to the matter voted upon at the meeting.

                             ELECTION OF DIRECTORS


            Directors of the Company are elected annually to serve until the next annual meeting of shareholders and until their respective successors are elected and qualified. The number of directors has been fixed at seven and the Board of Directors has nominated the persons listed below for election as directors at the annual meeting. Common shares of the Company represented at the annual meeting may only be voted for seven nominees. Each of the nominees for election as a director currently is serving as a member of the Board of Directors of the Company and previously was elected by the shareholders. If any of the nominees, each of whom has indicated his or her willingness to serve as a director if elected, is unable or declines to serve, a replacement nominee will be designated at the annual meeting or, in lieu thereof, the Board of Directors may reduce the number of persons to be elected as directors at the annual meeting. The Articles of Incorporation of the Company provide that directors must have actual ownership or all legal or constructive control of at least 400 common shares of the Company.

            The following table shows each nominee for election as a director of the Company, his or her age, present positions and offices with the Company, principal occupation and the name and principal business of the corporation or other organization in which such occupation has been carried on, the year he or she first became a director of the Company and directorships in certain other corporations, based upon information furnished to the Company by each nominee or otherwise available to the Company. Unless otherwise indicated, each nominee for election as a director of the Company has engaged in the occupations stated below for at least the last five years. No family relationships exist between or among any nominee, director or executive officer of the Company, except that Bryan G. Krantz is the son of Marie G. Krantz.

                                                                                 DIRECTOR
NOMINEE                                                             AGE           SINCE
-------                                                             ---          --------

KATHERINE F. DUNCAN                                                 71             1991
Private Investor.

RICHARD KATCHER                                                     80             1994
Retired; attorney with Baker and Hostetler,
Cleveland, Ohio until 1995.

BRYAN G. KRANTZ                                                     38             1990
President and General Manager of the Company;
President of Finish Line Management Corporation,
which operates certain off-track betting facilities
in Louisiana.

                                                                                  DIRECTOR
NOMINEE                                                             AGE            SINCE
-------                                                             ---           --------

MARIE G. KRANTZ                                                     63              1990
Chairman of the Board of Directors and Treasurer of the
Company; Secretary-Treasurer of Finish Line Management
Corporation.

RONALD J. MAESTRI                                                   58              1991
Director of Athletics, University of New Orleans.

CHARMAINE R. MOREL                                                  64              1987
Administrative Assistant, Fennelly & Bayley, Inc.,
d/b/a Mike's on the Avenue, a restaurant in New Orleans;
Secretary/Treasurer of Victory Management Group, a company
providing management services, from January 1993 to December
1995.

WAYNE E. THOMAS                                                     51              1996
Self-employed insurance agent.

INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES

            The Board of Directors of the Company held four meetings during the fiscal year ended October 31, 1998. Each director attended at least 75% of the aggregate of the meetings of the Board of Directors and the meetings of all committees on which he or she served held in such fiscal year during the time he or she served as a director or as a member of such committee.

            The Board of Directors has two standing committees, the Executive Committee and the Compensation Committee. The Executive Committee, which is currently comprised of Marie G. Krantz, Bryan G. Krantz and Ronald J. Maestri, did not meet during the fiscal year ended October 31, 1998. The Compensation Committee, which is currently comprised of Richard Katcher, Charmaine R. Morel and Wayne E. Thomas, reviews executive compensation, makes recommendations to the Board of Directors concerning the same, and administers the Fair Grounds Corporation Stock Option Plan, including the selection of key employees to participate therein and the determination of options to be granted thereunder. The Compensation Committee met one time during the fiscal year ended October 31, 1998.

            The Company pays each director (including directors who are employees of the Company) a retainer of $3,600 annually, payable quarterly.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

            Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors, executive officers and holders of more than 10% of the common shares of the Company to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of common shares of the Company. Based upon a review of these filings and written representations from the applicable reporting persons, the Company believes that its directors and executive officers complied with all applicable Section 16(a) filing requirements during the fiscal year ended October 31, 1998.

                     BENEFICIAL OWNERSHIP OF COMMON SHARES

            The following table sets forth certain information regarding the beneficial ownership of common shares of the Company, as of February 1, 1999, of (i) each person who, to the knowledge of the Company, owns beneficially more than 5% of the outstanding common shares of the Company, (ii) each director and nominee for election as a director, (iii) each of the current executive officers of the Company listed in the Summary Compensation Table below and (iv) all directors and executive officers of the Company as a group. The information set forth in the following table is based upon statements filed by such persons with the Commission and information otherwise available to the Company. Unless otherwise indicated, each person has sole voting and investment power of the common shares of the Company beneficially owned by him or her.

                                     AMOUNT AND NATURE       PERCENTAGE
                                       OF BENEFICIAL            OF
BENEFICIAL OWNER                        OWNERSHIP             CLASS(a)
----------------                     -----------------       ----------

Katherine F. Duncan                        480                    *
Richard Katcher                            400                    *
Bryan G. Krantz                        342,204 (b)(d)          73.0%
Marie G. Krantz                        340,584 (c)(d)          72.7%
Ronald J. Maestri                          480                    *
Charmaine R. Morel                         480                    *
Wayne E. Thomas                            400                    *
All Directors and Executive
Officers as a Group                    344,824 (e)             73.6%

-------------------

*      Less than 1% of Class.

(a) The percentage of class beneficially owned has been computed on the basis of 468,580 common shares outstanding on February 1, 1999.

(b) Bryan G. Krantz has reported to the Commission that he is the beneficial owner of the following common shares of the Company: 340,104 common shares held by Marie G. Krantz as Voting Trustee under the Voting Trust Agreement described below, constituting 72.6% of the common shares outstanding; 2,000 common shares held jointly by him and his wife, constituting less than 1% of the common shares outstanding; and 100 shares held by Jefferson Downs Corporation ("Jefferson Downs"), constituting less than 1% of the common shares outstanding. Finish Line Management Corporation ("Finish Line"), all the outstanding capital stock of which is beneficially owned by Mr. Krantz, holds the Voting Trust certificate respecting 339,604 common shares in the Voting Trust, and Mr. Krantz holds the Voting Trust certificate respecting 500 common shares in the Voting Trust. Mr. Krantz, as a director, executive officer and the beneficial owner of all of the outstanding capital stock of Finish Line, may be deemed to share with Ms. Krantz the power to dispose or direct the disposition of 339,604 common shares held by Ms. Krantz as Voting Trustee, the Voting Trust certificate with respect to which is held by Finish Line. In addition, Mr. Krantz has the sole power to dispose or direct the disposition of 500 common shares held by Ms. Krantz as Voting Trustee, the Voting Trust certificate with respect to which is held by him, and shares with his wife the power to vote or direct the vote and to dispose or direct the disposition of the 2,000 common shares held jointly with her. He may be deemed to share with Ms. Krantz the power to vote or direct the vote and the power to dispose or direct the disposition of the 100 common shares held by Jefferson Downs. Mr. Krantz's address is 1751 Gentilly Boulevard, New Orleans, Louisiana 70119.

(c) Marie G. Krantz has reported to the Commission (i) that she is the beneficial owner of 380 common shares of the Company held directly by her, constituting less than 1% of the common shares outstanding; and 100 common shares held by Jefferson Downs, constituting less than 1% of the common shares outstanding, and (ii) that she may be deemed to be the beneficial owner of the 340,104 common shares held by her as Voting Trustee under the Voting Trust Agreement described below, constituting 72.6% of the common shares outstanding. In her capacity as Voting Trustee, Ms. Krantz has the sole power to vote or direct the vote of the 340,104 common shares held by her as Voting Trustee, and, as a director and executive officer of Finish Line, she may be deemed to share with Bryan G. Krantz the power to dispose or direct the disposition of 339,604 common shares held by her as Voting Trustee, the Voting Trust certificate with respect to which is held by Finish Line. She also has the sole power to vote or direct the vote and the sole power to dispose or direct the disposition of the 380 common shares held by her directly. She may be deemed to share with Mr. Krantz the power to vote or direct the vote and the power to dispose or direct the disposition of the 100 common shares held by Jefferson Downs. The Voting Trust Agreement, pursuant to which Mr. Krantz and Richard Katcher, as Trustee of the Masoni Trust, are grantors and Ms. Krantz is Voting Trustee, provides that title to the 340,104 common shares is vested in Ms. Krantz as Voting Trustee during the term of the Voting Trust and that in such capacity she may exercise all rights of a holder of common shares of the Company, including the right to vote such common shares; however, the common shares which are subject to the Voting Trust Agreement may not be transferred, sold, assigned or otherwise disposed of by Ms. Krantz during the term of the Voting Trust, other than in connection with any corporate event or action which affects common shares other than the common shares subject to the Voting Trust Agreement. The Voting Trust Agreement, which was entered into in 1993, is for an initial term of 15 years, is irrevocable during its term, and is to survive the death of the grantors thereunder. It may be extended for an additional ten years at the written request of such grantors. The 339,604 common shares as to which Mr. Krantz and Ms. Krantz may be deemed to share the power to dispose or direct the disposition and which are held by the Voting Trust are pledged, along with the Voting Trust certificate issued by the Voting Trust with respect to said 339,604 common shares, to Richard Katcher, as Trustee of the Masoni Trust, as security for the payment of a promissory note made and delivered by Mr. Krantz in April 1996, when the Masoni Trust sold such shares to Mr. Krantz, and later assumed by Finish Line. A default in the payment of said note could result in the Masoni Trust acquiring control of the Company. Ms. Krantz's address is 1751 Gentilly Boulevard, New Orleans, Louisiana 70119.

(d) Bryan G. Krantz and Marie G. Krantz, who together are the beneficial owners of an aggregate of 342,584 common shares, constituting approximately 73.2% of the common shares outstanding, have reported to the Commission that they constitute a "group" within the meaning of section 13(d)(3) of the Exchange Act. By virtue of their beneficial ownership of common shares of the Company and the matters set forth in filings made by them under Section 13(d) of the Exchange Act, Ms. Krantz and Mr. Krantz may be deemed to be controlling persons of the Company.

(e) See notes (b) - (d) above. The number of common shares shown as beneficially owned includes any directors qualifying shares held by each director and nominee for election as a director.

                             EXECUTIVE COMPENSATION


SUMMARY OF EXECUTIVE COMPENSATION

         The following table sets forth certain information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended October 31, 1998, October 31, 1997 and October 31, 1996 of the chief executive officer of the Company and of each other executive officer of the Company whose salary and bonus for the fiscal year ended October 31, 1998 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                         Annual Compensation
                                     ---------------------------------
                                                              Other
                                                              Annual      All Other
Name and                                                     Compen-       Compen-
Principal Position      Year         Salary      Bonus       sation(1)    sation(2)
------------------      ----         --------    -----       ---------    ---------

BRYAN G. KRANTZ         1998         $296,955    $   0          --          $3,600
  President and         1997           75,000        0          --           3,600
  General Manager       1996           75,000        0          --           3,600

MARIE G. KRANTZ         1998         $163,622    $   0          --          $3,600
  Chairman of the       1997           75,000        0          --           3,600
  Board and Treasurer   1996           75,000        0          --           3,600

--------------------------

(1) For each of the fiscal years listed, the executive officers did not receive perquisites or other personal benefits in excess of the amounts required to be disclosed under the rules on executive compensation disclosure adopted by the Commission; accordingly, such amounts are omitted from this column.

(2)      Consists of the annual retainer paid to directors of the Company.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE
         COMPENSATION

         The Board of Directors of the Company has designated a Compensation Committee (the "Compensation Committee") to review and make recommendations regarding the compensation for executive officers of the Company and to administer the Company's Stock Option Plan. The

Compensation Committee is currently composed of three directors who have never served as officers of the Company.

            The policies of the Compensation Committee are intended to motivate, retain and attract management and to enhance the profitability of the Company and, thus, shareholder value. The Compensation Committee believes that the components of compensation for the Company's executive officers should be annual salaries and, where appropriate, bonuses and stock options.

            Salaries for executive officers are generally reviewed on an annual basis and may be increased based upon the determination that the individual's performance and contribution to the Company merit such an increase. No objective, performance-based criteria have been established for use in determining executive compensation.

            In reviewing Mr. Krantz's compensation, together with the compensation of Ms. Krantz and the Company's other executive officers, the Compensation Committee in 1998 noted that shortly after the December 17, 1993 fire Mr. Krantz and Ms. Krantz had each voluntarily reduced his or her annual salary to $75,000 and that their salaries had been maintained at that reduced level for fiscal years 1994-1997 in light of the uncertainties facing the Company in those years. The Compensation Committee acknowledged that such period was one of the most challenging periods that the Company had ever faced and that during such period the Company, under the leadership of Mr. Krantz, together with Ms. Krantz and the other executive officers of the Company, had conducted its usual operations as well as rebuilding its facilities and prosecuting significant litigation against insurance companies and others. The Compensation Committee also noted that with the completion of the Company's new facilities and the success of the first live racing season utilizing those facilities, it would be appropriate to increase substantially Mr. Krantz's, as well as Ms. Krantz's, annual salary. As a result, the Compensation Committee recommended that Mr. Krantz's annual salary be increased to $400,000 and Ms. Krantz's annual salary be increased to $200,000.

            The Compensation Committee recognizes that bonuses can be an important component of executive compensation and can be granted based on corporate and individual performance. While the Compensation Committee may propose the implementation of a formal bonus program at some time in the future, it concluded that no such proposal would be made in fiscal 1998. The Compensation Committee has also confirmed that in the future it may recommend the payment of bonuses to officers on the basis of corporate or individual performance, in the absence of a formal bonus program and without necessarily having established performance-based criteria.

            Long-term incentive compensation can be provided through the Company's Stock Option Plan, the purpose of which is to provide an incentive and inducement to key employees of the Company to remain in the Company's employment and to participate in the ownership and successful operation of the Company's business. No specific performance criteria have been followed in making option grants; rather, eligibility for grants has been determined on a case-by-case basis in light of overall performance and contribution to the Company. No options were granted during the 1998 fiscal year. The Compensation Committee continues to believe, however, that in the future grants of stock options could be used to
(i) encourage and facilitate personal stock ownership by key executives; (ii) strengthen the personal commitment of such officers to the Company; and (iii) provide a direct link between the interests of the officers and those of the Company's other shareholders.

Compensation Committee Members:      Richard Katcher, Charmaine R. Morel and
                                     Wayne E. Thomas


PERFORMANCE OF COMMON SHARES

            The following compares the cumulative total shareholder return on investment (the change in year-end stock price plus reinvestment of dividends) for each of the last five fiscal years, assuming that $100 was invested on October 31, 1993 in each of (i) Fair Grounds Corporation, (ii) a group of stocks consisting of all domestic companies whose stocks are listed on The Nasdaq Stock Market and (iii) a group of stocks consisting of non-financial industry stocks listed on The Nasdaq Stock Market. The Total Return Index for The Nasdaq Stock Market and the Total Return Index for Nasdaq Non-Financial Stocks were prepared by the Center for Research in Security Prices at the University of Chicago.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                FOR THE FIVE YEAR PERIOD ENDED OCTOBER 31, 1998

                                                                       CRSP TOTAL        CRSP TOTAL
                                                                      RETURN INDEX      RETURN INDEX
                                                                         NASDAQ          FOR NASDAQ
                                                                         STOCK              NON-
               MEASUREMENT PERIOD                   FAIR GROUNDS      MARKET (U.S.       FINANCIAL
             (FISCAL YEAR COVERED)                  CORPORATION        COMPANIES)          STOCKS
1993                                                     100               100                 100
1994                                                     100             100.5                99.2
1995                                                   187.5             135.4               133.0
1996                                                   125.1             159.8               154.0
1997                                                   166.8             210.3               197.9
1998                                                   174.1             235.9               221.9

CERTAIN TRANSACTIONS

            The Company is a party to a Management Agreement (the "Management Agreement") with Finish Line Management Corporation ("Finish Line"). The Management Agreement provides that Finish Line is to operate the Company's tele-track facilities in Terrebonne, St. Tammany and Jefferson Parishes, Louisiana, which were formerly owned by Jefferson Downs, for a period of ten years, commencing November 1, 1992, with the option granted to Finish Line to extend the term of the Management Agreement for two additional five-year periods. The Management Agreement provides that Finish Line is to have the exclusive responsibility for the direction, supervision, management and operation of such facilities, is to collect all monies from such operation and is to pay all expenses in connection therewith. Pursuant to the Management Agreement, the Company receives 0.1% of the gross pari-mutuel handle at such facilities, and Finish Line receives monthly compensation equal to the difference between the gross receipts collected at such facilities less all expenses (including the payment to the Company described above) paid by Finish Line. In addition, Finish Line is to indemnify the Company for, among other things, all obligations under the leases assigned by Jefferson Downs to the Company. During the fiscal year ended October 31, 1998, Finish Line paid the Company $90,668 under the Management Agreement, host track fees of $297,035 and purse supplements of $4,788,281. As of October 31, 1998, the Company had accounts receivable from Finish Line in the aggregate amount of $753,984.

            The Company, Jefferson Downs and Finish Line are parties to an agreement with Video Services, Inc. ("VSI"), whereby VSI has the exclusive right and license to install, maintain and operate video draw poker devices at the Fair Grounds Race Course and at the tele-tracks operated by the Company and Finish Line. Such agreement was entered into in November 1992 for an initial term of five years, with an option by VSI to extend the term for an additional five years, which option has been exercised. Pursuant to such agreement, the Company receives a percentage of the revenues from the operation of the devices installed at the Company's facilities. Such percentage is calculated on the basis of the average amount collected daily from each device during each month, after the payment of prizes, taxes and fees. The devices installed by VSI pursuant to such agreement remain the property of VSI. As of October 31, 1998, there were a total of 315 devices in operation at all of the Company's facilities (excluding the tele-tracks operated for the Company by Finish Line) and 414 devices in operation at facilities managed by Finish Line, including the facilities formerly owned by Jefferson Downs. In fiscal 1998, the Company received gross video poker revenue of $2,899,761, including amounts to be paid as purse supplements totaling $1,197,433. In addition, such agreement provides that the Company, Jefferson Downs and Finish Line are entitled to receive an annual promotional allowance from VSI in the aggregate amount of $270,000, which for the fiscal year ended October 31, 1998 was paid in full to the Company. The agreement also provides for advances annually from VSI against future revenues of up to $1 million in the aggregate to the Company, Jefferson Downs and Finish Line. The Company received all of such advance during the year ended October 31, 1998 and has also received such an advance during the current fiscal year. The Company anticipates that it will continue to receive revenues pursuant to the agreement with VSI.

            Marie Krantz is a director, the President and the owner of 66 2/3% of the outstanding common stock, and Bryan Krantz is a director, Vice President and the owner of 33 1/3% of the outstanding common stock, of Jefferson Downs. Ms. Krantz is a director and executive officer, and Mr. Krantz is a director, executive officer and the beneficial owner of all of the outstanding common stock, of Finish Line. By virtue of such positions and ownership and their positions with and relationship with such entities, the Company, Finish Line and Jefferson Downs may be deemed to be affiliates.

            Ms. Krantz and Mr. Krantz each own 50% of the outstanding common stock of Continental Advertising, Inc. ("Continental"), an advertising agency which provided advertising services to the Company during the last fiscal year. During the 1998 fiscal year, the Company made payments to Continental of $502,000 to reimburse it for Company advertising expenses paid by it. As of October 31, 1998, the Company was due $6,614 from Continental. The Company is continuing to utilize Continental's services during the current fiscal year. No commissions or any other form of compensation are paid to the Krantzes for advertising services rendered to the Company by Continental.

            In early fiscal 1998, the Company repaid in full its indebtedness to First National Bank of Commerce of Louisiana ("FNBC") which had been guaranteed by Finish Line. In connection with FNBC's loan to the Company, Ms. Krantz had granted FNBC a security interest in certain investment securities held by her, and Finish Line and Jefferson Downs had granted to FNBC a security interest in substantially all of the property, furniture, fixtures and equipment owned by each such corporation. Also in connection with such loan, Ms. Krantz, Mr. Krantz, Vickie Krantz, Richard Katcher, as Trustee, and Jefferson Downs had pledged to FNBC all of the common shares of the Company owned by such shareholder. Since the repayment of such loan, FNBC's security interest in the collateral described above has been released.

            From time to time, persons who are officers, directors or principal shareholders of the Company own or have interests in horses racing at the Company's race track. Such races are conducted under the rules and regulations of the Louisiana Racing Commission, and no officer, director or principal shareholder receives any extra or special benefits not shared by all others so racing.

                     RATIFICATION OF SELECTION OF AUDITORS

            The Board of Directors has selected the firm of Rebowe & Company, CPAs (a professional corporation) to audit the financial statements of the Company for the fiscal year ending October 31, 1999, and, in accordance with the Board of Directors' policy of seeking annual shareholder ratification of the selection of auditors, requests that such selection be ratified. Rebowe & Company has audited the Company's financial statements for the past several fiscal years.

            A representative of Rebowe & Company is expected to be present at the annual meeting, will have an opportunity to make a statement if he so desires and is expected to be available to answer appropriate questions from shareholders.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF REBOWE & COMPANY TO AUDIT THE FINANCIAL STATEMENTS OF THE COMPANY FOR THE FISCAL YEAR ENDING OCTOBER 31, 1999.

                             SHAREHOLDER PROPOSALS

SHAREHOLDER PROPOSALS TO BE PRESENTED AT ANNUAL MEETINGS

            The Company's Bylaws provide that a shareholder who desires to propose any business at an annual meeting of shareholders must give the Company written notice, which must be received by the Company not later than ten days following the date on which the Company first gives written or printed notice to shareholders of such meeting, or, if the meeting is adjourned and the Company is required by Louisiana law to give notice of the adjourned meeting date, within five days after the date on which the Company first gives written or printed notice to shareholders of such adjourned meeting, setting forth (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (b) the name and address of the shareholder who intends to propose such business; (c) a representation that the shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at such meeting to propose such business; and (d) any material interest of the shareholder in such business. The Chairman of the meeting may refuse to transact any business presented at any meeting without compliance with the foregoing procedure. The ten-day period referred to above will expire ten days after the date on which the accompanying notice of annual meeting of shareholders is first mailed to shareholders of the Company.

SHAREHOLDER NOMINATIONS FOR DIRECTORS

            The Company's Bylaws provide that a shareholder who desires to nominate directors at a meeting of shareholders must give the Company written notice, which must be received by the Company not later than ten days following the date on which the Company first gives written or printed notice to shareholders of such meeting, or, if the meeting is adjourned and the Company is required by Louisiana law to give notice of the adjourned meeting date, within five days after the date on which the Company first gives written or printed notice to shareholders of such adjourned meeting, setting forth (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such required to be included in an information statement filed pursuant to the rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Company if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person if a shareholder has failed to comply with the foregoing procedure. The ten-day period referred to above will expire ten days after the date on which the accompanying notice of annual meeting of shareholders is first mailed to shareholders of the Company.

                                 OTHER MATTERS

            The Board of Directors does not intend to bring any business before the annual meeting other than that stated herein and is not aware of any other matters that may be presented for action at the meeting.


                                       By Order of the Board of Directors




                                       JoAn B. Stewart
                                       Secretary


March 2, 1999